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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement of Boston Life Sciences, Inc. (the "Company") on Form S-8 for 180,000 shares of common stock for the Amended and Restated 1990 Non-Employee Directors' Non-Qualified Stock Option Plan of our report dated March 11, 1999, relating to the consolidated financial statements of the Company, which appears in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998.

                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
June 4, 1999